Exhibit 10.2

Amendment No. 1 to Letter Agreement (SPA)

Dated as of July 1, 2020

Reference is made to (i) that Share Purchase Agreement, dated as of January 9, 2020 (the “SPA”), between Bonus BioGroup Ltd. (the “Company” or “BBG”) and Wize Pharma Inc. (the “Investor” or "Wize"), and (ii) that Side Letter, dated June 16, 2020 (the “HCW Amended Letter”; capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the HCW Amended Letter), between H.C. Wainwright & Co., LLC (“Wainwright” or “HCW”) and Wize, (iii) that letter agreement (SPA), dated June 24, 2020, between BBG and Wize (the “Letter Agreement”), and (iv) that waiver letter, dated June 30, 2020 by and among BBG, Wize and the BBG shareholders signatory thereto (the “Waiver Letter”). By signing this Amendment No. 1 to the Letter Agreement (SPA) (this “Amendment”), the undersigned hereby confirm and agree with the following matters:

Whereas, BBG and Wize have entered into the Letter Agreement; and

Whereas, BBG and Wize agree to revise the terms of the Letter Agreement.

Now, Therefore, BBG and Wize acknowledge, stipulate and agree, as follows:

1.	The words “June 28, 2020” in Section 3 of the Letter Agreement shall be replaced by the words “July 31, 2020”.
2.	All remaining terms and conditions of the Letter Agreement which have not been specifically amended by the provisions of this Amendment, shall remain in full force and effect.
3.	Notwithstanding anything to the contrary hereunder, and without derogating from any of its other rights and remedies for breach under the Letter Agreement (as amended), the Investor may terminate this Amendment immediately if the Shareholders (as defined in the Waiver Letter) have not deposited at least 4,550,000 freely tradable Shares (as defined in the Waiver Letter) with the Wize Trustee (as defined in the Waiver Letter) pursuant to the Wize Trust Agreement (as defined in the Waiver Letter) until July 31, 2020.

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IN WITNESS WHEREOF, the parties hereto have executed this letter agreement by their duly authorized officers as of the date first written.

Bonus BioGroup Ltd.

/s/ Yossi Rauch	/s/Shai Meretzki
By: Yossi Rauch	By: Shai Meretzki
Title: Executive Chairman	Title: CEO and Director

Wize Pharma Inc.

/s/ Noam Danenberg	/s/ Or Eisenberg
By: Noam Danenberg	By: Or Eisenberg
Title: CEO	Title: CFO & COO